UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330
(Address of principal executive offices and zip code)

(800) 674-3612
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

October Convertible Note Repricing

As previously disclosed, on October 19, 2022, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “October Purchase Agreement”) with certain accredited investors as purchasers (the “October Investors”). Pursuant to the October Purchase Agreement, the Company sold, and the October Investors purchased, approximately $5.4 million in principal amount of senior secured convertible notes (the “October Notes”) and warrants (the “Warrants”).

On May 12, 2023, the Company entered into letter agreements (the “Inducement Agreements”) with certain of the October Investors, pursuant to which such October Investors agreed to reduce the conversion price of October Notes in an aggregate principal amount equal to $1,500,000, to $0.1547 per share, which are now convertible into 9,693,681 shares of the Company’s common stock, representing an increase of 5,030,951 shares in excess of the number of shares into which such October Notes were convertible prior to the Company’s entry into the Inducement Agreements.

On May 17, 2023, the Company entered into Inducement Agreements with the remaining October Investors, pursuant to which such October Investors agreed to reduce the conversion price of October Notes in an aggregate principal amount equal to $1,392,657, to $0.1822 per share, which are now convertible into 7,643,560 shares of the Company’s common stock, representing an increase of 3,314,506 shares in excess of the number of shares into which such October Notes were convertible prior to the Company’s entry into the Inducement Agreements.

Line of Credit Promissory Note Extension

As previously disclosed, on February 2, 2023, the Company entered into a Line of Credit Agreement (the “Line of Credit”) with a lender, pursuant to which the lender extended to the Company a secured line of credit in an amount not to exceed $100,000,000, to be used to fund expenses related to the fulfillment of contracts with customers of Crown Fiber Optics, the Company’s wholly-owned subsidiary. In connection therewith, the Company issued to the lender a secured promissory note (the “LOC Note”) in a principal amount equal to $2,000,000.

On May 15, 2023, the Company entered into that certain Third Amendment to the Convertible Promissory Note (the “LOC Note Amendment”) with the lender, pursuant to which the lender agreed to extend the maturity date of the LOC Note until June 7, 2023 in exchange for, subject to stockholder approval, 4,000 shares of the Company’s Series E Preferred Stock, which are convertible into 4,000,000 shares of the Company’s common stock.

January Convertible Note

As previously disclosed, on January 3, 2023, the Company entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, the Company sold, and the January Investors purchased, $1.2 million in principal amount of senior secured notes (the “January Notes”) and 2,500,000 warrants (“January Warrants”), each January Warrant entitling the holder to purchase one share of the Company’s common stock.

On May 15, 2023, the lead lender and collateral agent for the January Notes agreed to grant the Company an extension of the maturity date thereof until May 23, 2023 in exchange for the issuance by the Company to the January Investors, on a pro rata basis, of 4,000,000 shares of the Company’s common stock, subject to approval by the Company’s stockholders.

Demand Notes

Between May 17, 2023 and May 18, 2023, the Company issued secured demand promissory notes (the "Demand Notes") to certain investors (the “Holders”) in an aggregate principal amount equal to $429,877. The Demand Notes are due and payable at any time upon demand by a Holder after the earlier of (i) the consummation of the Company’s first securities offering after the issuance of the Demand Notes and (ii) July 16, 2023. The Demand Notes do not bear interest. In connection with the issuance of the Demand Notes, subject to stockholder approval, the Company agreed to issue to the Holders an aggregate of 8,597,539 shares of the Company’s common stock.

The foregoing descriptions of the Inducement Agreement, LOC Note Amendment and Demand Note do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such Inducement Agreement, LOC Note Amendment and Demand Note, respectively, forms of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Company requested a hearing by the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) to appeal delisting determinations made by the Listing Qualifications Department (the “Staff”) of Nasdaq on March 1, 2023 for failure to comply with the bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and on April 4, 2023 for failure to comply with the minimum stockholders equity required for continued listing on Nasdaq, or any of the alternative requirement to Nasdaq Listing Rule 5550(b) (the “Equity Rule”). At the Panel hearing, which occurred on April 20, 2023, the Company, represented by members of senior management and outside counsel, advised that the Company intends to regain compliance with the Bid Price Rule by effecting a reverse stock split. The Company also informed the Panel that it intends to regain compliance with the Equity Rule by completing one or more equity financings. As such, the Company proposed to the Panel a compliance plan that included a tentative schedule to complete the reverse stock split and equity financings and requested an extension of time to fully comply with Nasdaq listing requirements so that the Company could demonstrate to the Panel that it should not be delisted from Nasdaq.

On May 15, 2023, the Company received a letter (the “Letter”) from Nasdaq notifying the Company that the Panel had granted the Company’s request to continue its listing on Nasdaq until August 28, 2023, subject to certain conditions.

The Company intends to comply with the conditions set forth by the Panel, as stated in the Letter. There can be no assurance that the Panel will afford the Company more time to complete the compliance plan it articulated in the hearing, or that the Company will be able to remain in compliance with the applicable Nasdaq listing requirements on an ongoing basis.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Inducement Agreement by and between the Company and the October Investors.

10.2	Form of LOC Note Amendment by and between the Company and Eleven Advisors LLC.

10.3	Form of Demand Note issued by the Company to the Holders.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN ELECTROKINETICS CORP.

Dated: May 18, 2023	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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